UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 8, 2015

XCEL BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-31553	76-0307819
(Commission File Number)	(IRS Employer Identification No.)

475 10th Avenue, 4th Floor, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

(347) 727-2474

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

  On July 8, 2015, Xcel Brands, Inc., a Delaware corporation (the “Company”), entered into a Sublease Agreement (the “Sublease”) with GBG USA Inc., a Delaware corporation (the “Sublandlord”), pursuant to which the Company has subleased approximately 29,566 rentable square feet comprising the entire tenth (10th) floor of 1333 Broadway, New York, New York (the “Premises”). The term of the Sublease shall commence on January 1, 2016 and shall expire on October 30, 2027. The Company shall pay to the Sublandlord fixed rent of $117,032.08 per month (which fixed rent shall increase upon the 5 year anniversary of the commencement of the term of the Sublease) for the Premises, with the first monthly installment paid upon the signing of the Sublease, together with certain amounts of additional rent.

In connection with the Sublease, the Company has obtained an Irrevocable Standby Letter of Credit (the “Letter of Credit”) from Bank Hapoalim, B.M. in favor of Sublandlord, for a sum not exceeding $1,108,724.90. The Sublease is subject to the consent of the landlord of the Premises. If such consent is not obtained within 45 days of the date of the Sublease, the Letter of Credit shall be returned to the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the description of the Letter of Credit in Item 1.01 above.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Sublease Agreement, dated as of July 8, 2015, by and between Xcel Brands, Inc. and GBG USA Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

XCEL BRANDS, INC.
(Registrant)

	By:	/s/ James F. Haran
		Name:	James F. Haran
		Title:	Chief Financial Officer

Date: July 14, 2015